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                                                                 EXHIBIT 23.1



                         CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (file nos. 333-32435 and 333-57477) of Image Guided Technologies, Inc. of our report dated April 14, 1999 appearing on page 14 of this Annual Report on Form 10-KSB.


/s/ PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP
Broomfield, Colorado
April 14, 1999